UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2012

SHENGTAI PHARMACEUTICAL, INC.

 (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-51312 (Commission File Number)	54-2155579 (IRS Employer Identification No.)

Changda Road East Development District, Changle County Shandong, PRC (Address of principal executive offices)	262400 (Zip Code)

Registrant’s telephone number, including area code: 011-86-536-6295802

Copies to:

Benjamin Tan, Esq.

Sichenzia Ross Friedman Ference LLP

61 Broadway, 32 Floor

New York, New York 10006

Phone: (212) 930-9700

Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders

The 2011 Annual Meeting of Shareholders (the “Annual Meeting”) of Shengtai Pharmaceuticals, Inc. (the “Company”) occurred on February 13, 2012. A total of 7,334,388 shares of common stock, representing 76.52% of the shares outstanding and eligible to vote and constituting a quorum, were present in person or by valid proxies at the Annual Meeting. The final results for each of the matters submitted to a vote of shareholders at the Annual Meeting as set forth in the Company’s Proxy Statement, dated January 12, 2012 are as follows:

Proposal: The Company’s shareholders elected Qingtai Liu, Yongqiang Wang, Yaojun Liu, Tao Jin and Lawrence Lee to serve as directors of the Board until the annual meeting of stockholders and until their respective successors have been elected and has qualified, or until their earlier resignation, removal or death. The votes cast with respect to each nominee are set forth below:

DIRECTORS:	FOR	AGAINST	ABSTAIN
Qingtai Liu	7,304,788	10,750	18,850
Yongqiang Wang	7,193,638	121,900	18,850
Yaojun Liu	7,193,638	121,900	18,850
Tao Jin	7,304,788	10,750	18,850
Lawrence Lee	7,304,788	10,750	18,850

Item 8.01.	Other Events

On February 13, the Company issued a press release annexed hereto as Exhibit 99.1, announcing the results of the Annual Meeting.

The information in this report, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and shall not be incorporated by reference in any registration statement or other document filed under the Securities Act or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filings, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits
99.1 Press Release dated February 13, 2012, issued by Shengtai Pharmaceutical, Inc.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHENGTAI PHARMACEUTICAL, INC.

Dated: February 14, 2010	By:	/s/ Qingtai Liu
	Name:	Qingtai Liu
	Title:	Chief Executive Officer